Exhibit(j)






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the reference to us in this Registration Statement of DWS International Value Opportunities Fund on Form N-1A under the heading "Independent Registered Public Accounting Firm".


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
June 29, 2006